EXHIBIT 10.16

January 4, 2007

Trans-India Acquisition Corporation

300 South Wacker Drive

Suite 1000

Chicago, IL 60606

I-Bankers Securities Incorporated

125 E. John Carpenter Freeway

Suite 260

Irving, TX 75062

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned officer and/or director of Trans-India Acquisition Corporation (the “Company”), in consideration of I-Bankers Securities, Inc. (the “Underwriter”) entering into a underwriting agreement to underwrite an initial public offering of the securities of the Company (“IPO”), and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees with the Company and the Underwriter as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1. Until a Business Combination is consummated by the Company, the undersigned agrees to vote all Insider Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares in connection with the vote by the Company’s stockholders relating to the approval of any Business Combination.

2. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

3. In the event that the Company fails to consummate a Business Combination within 18 months from the date (the “Effective Date”) of the prospectus relating to the IPO (or 24 months from the Effective Date under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to proceed to dissolve the Company in accordance with Delaware General Corporation Law and agrees to vote all Insider Shares and IPO Shares beneficially owned by him in favor of the dissolution and liquidation of the Company. The undersigned relinquishes and waives any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to any Insider Shares beneficially owned by him upon the Company’s liquidation prior to a Business Combination.

Trans-India Acquisition Corporation

I-Bankers Securities, Inc.

January 4, 2006

4. In the event that the Company is unable to complete a Business Combination and is required to liquidate the Company, the undersigned agrees to indemnify and hold harmless the Company, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of (i) any claim by any vendor or service provider who is owed money by the Company for services rendered or products sold to the Company, or (ii) any claim by any acquisition target, but in each case only to the extent (a) such vendor, service provider, or acquisition target has not executed a waiver of rights or claims to the Trust Fund, and (b) necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company’s former stockholders are not liable for any amount of such loss, liability, claim, damage or expense). For avoidance of doubt, the foregoing indemnification obligation of the undersigned shall not apply to claims under the Company’s indemnification of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event the Company’s assets held outside the Trust Account are insufficient to pay the costs and expenses of dissolution and liquidation of the Company, the undersigned agrees to indemnify and hold harmless the Company against such additional costs and expenses of dissolution and liquidation, excluding any special, indirect or consequential costs or expenses, such as litigation pertaining to the Company’s dissolution and liquidation.

5. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business in the life sciences sector within India, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company due to the Company’s failure to consummate a Business Combination within 18 months of the Effective Date (or 24 months from the Effective Date under the circumstances described in the prospectus) or until such time as the undersigned ceases to be an officer and/or director of the Company, subject to any pre-existing fiduciary obligations the undersigned has as of the date hereof.

6. The undersigned acknowledges and agrees that the undersigned will not permit the Company to consummate any Business Combination that involves a company which is directly or indirectly affiliated with any of the Insiders, unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Underwriter that the Business Combination is fair to the then holders of the IPO Shares from a financial perspective.

7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept, directly or indirectly, any compensation for services rendered to the Company prior to the consummation of a Business Combination by the Company; provided that, commencing on the Effective Date, Johnson and Colmar, a general partnership of which Craig Colmar is a partner (“Related Party”), shall be allowed to charge the Company $7,500 per month, to compensate it for certain administrative, technology and secretarial services, as well as the use of certain limited office space in Chicago,

Trans-India Acquisition Corporation

I-Bankers Securities, Inc.

January 4, 2006

as may be required by the Company from time to time. The undersigned shall also be entitled to reimbursement from the Company for his reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept, directly or indirectly, a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination involving the Company.

9. The undersigned will escrow his Insider Securities for a period ending on the consummation of a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, as escrow agent.

10. The undersigned agrees to serve as President and Chief Executive Officer and a member of the Board of Directors until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriter included in the Registration Statement on Form S-1 is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended. The undersigned’s Directors’ and Officers’ Questionnaire executed by the undersigned in connection with the IPO, including any supplement or amendment thereto, furnished to the Company and the Underwriter is and shall be true and accurate in all respects. The undersigned represents and warrants that:

a.	he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b.	he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

c.	he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

11. The undersigned has full right and power, without violating any agreement by which he is bound or pre-existing fiduciary obligation, to enter into this letter agreement and to serve as an officer and/or director of the Company.

Trans-India Acquisition Corporation

I-Bankers Securities, Inc.

January 4, 2006

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about my background, credit history and finances (the “Information”). Neither the Underwriter nor any of its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13. As used herein,

i.	“Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business;

ii.	“Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO;

iii.	“Insider Shares” shall mean all of the shares of common stock of the Company owned by all of the Insiders prior to the IPO, including the shares of common stock underlying the units sold in the private placement immediately prior to the IPO; and

iv.	“Insider Securities” shall mean all units, shares of common stock and warrants of the Company owned by all of the Insiders prior to the IPO, including all units, shares of common stock and warrants issued in the private placement immediately prior to the IPO; and

v.	“IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, whether held by the initial purchaser or any subsequent transferee.

vi.	“Trust Account” shall mean the Trust Account established under that certain Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company.

14. This letter agreement represents the entire agreement with respect to the subject matter hereof and supersedes any previous agreements.

Yours very truly,

/s/ BOBBA VENKATADRI
Bobba Venkatadri